UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2017

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Separation Arrangements

On September 18, 2017, Team, Inc. (“we,” “our,” “us” or the “Company”) announced that Ted W. Owen has ceased to serve in the position of President and Chief Executive Officer and as a member of the board of directors of the Company (the “Board”), effective as of September 18, 2017. The Company has entered into a separation agreement with Mr. Owen that provides for Mr. Owen’s continued employment as a special advisor through December 31, 2017, the payment to Mr. Owen of severance in the amount of $985,000 in accordance with the terms of the Company’s executive severance policy, and the continued vesting of 24,054 time-based restricted stock units held by Mr. Owen, in exchange for Mr. Owen’s release of claims against the Company and agreement to certain restrictive covenants, including non-compete and employee and customer non-solicit covenants that apply for twenty-four months following Mr. Owen’s termination of employment. In addition, the Company entered into a consulting agreement with Mr. Owen that provides for the payment of a monthly consulting fee of $50,000 in exchange for Mr. Owen serving as a consultant to the Company from January 1, 2018 through June 30, 2018.

The foregoing description of the separation agreement and consulting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements filed herewith as Exhibits 10.1 and 10.2, respectively.

Interim Chief Executive Officer

The Company also announced the appointment of Gary G. Yesavage, 64, a member of the Board, as interim Chief Executive Officer of the Company, effective immediately, until a permanent Chief Executive Officer is appointed. Mr. Yesavage will continue to serve as a member of the Board while serving as interim Chief Executive Officer of the Company, but will not be an independent director during this period and has accordingly resigned from the Compensation Committee of the Board, effective immediately.

The Company entered into a letter agreement with Mr. Yesavage on September 18, 2017 that sets forth his compensation as interim Chief Executive Officer, including cash compensation of $50,000 per month, a grant of 14,815 restricted stock units vesting upon January 18, 2018 or an earlier qualifying termination, and a grant of 14,815 performance restricted stock units which will vest in whole or in part, as determined by the Board in its discretion based on its assessment of Mr. Yesavage’s performance as interim Chief Executive Officer, on the appointment of a permanent Chief Executive Officer or an earlier qualifying termination.

Mr. Yesavage joined the Board in January 2017 following a more than 40-year career at Chevron Corporation. From 2009 until his retirement in June 2016, Mr. Yesavage served as the President of Manufacturing for Chevron Corporation’s Downstream and Chemicals Operations. From 1999 to 2009, Mr. Yesavage served as the General Manager for Chevron’s Refinery in El Segundo, California. Prior to that, he held various other positions within Chevron. Mr. Yesavage previously served as a Director of the Chevron Philips Chemical Company. He serves as a member of the Executive Advisory Council for RLG International. Mr. Yesavage received a Bachelor of Science degree in Chemical Engineering from Newark (New Jersey) College of Engineering.

No family relationships exist between Mr. Yesavage and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Yesavage and any other person pursuant to which Mr. Yesavage was appointed as interim Chief Executive Officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Yesavage has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed herewith as Exhibit 10.3.

Executive Retention Agreements

On September 18, 2017, the Company entered into retention agreements with each of Jeffrey L. Ott, President, TeamFurmanite and Quest Integrity Group, and Arthur F. Victorson, President, TeamQualspec. Each retention agreement provides for the grant of an award of 35,186 Company restricted stock units that vests on September 18, 2019 subject to continued employment, or upon an earlier qualifying termination. In addition, pursuant to the agreements, upon any qualifying termination on or prior to September 18, 2019, each of Mr. Ott and Mr. Victorson is entitled to receive the severance benefits provided by the Company’s severance policy for corporate officers as currently in effect and without adverse amendment and to full vesting of all then outstanding and unvested time-based Company restricted stock units. As a condition to receipt of all payments and benefits provided under the retention agreement upon a qualifying termination, each of Mr. Ott and Mr. Victorson is required to execute and not revoke an agreement providing for a general release of claims against the Company and its affiliates and including two-year post-termination non-compete, customer and employee non-solicitation, and non-disparagement covenants, in a form reasonably acceptable to the Company.

The foregoing description of the retention agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the retention agreements filed herewith as Exhibits 10.4 and 10.5.

Items 8.01 Other Events.
On September 18, 2017, the Company established an Office of the Chairman to assist Mr. Yesavage in his stewardship of the Company, made up of Louis A. Waters, Chairman of the Board, Mr. Victorson, Mr. Ott, Jeffery G. Davis, a member of the Board, and Mr. Yesavage.

The Company issued a press release on September 18, 2017 announcing the leadership changes described herein, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

10.1	Confidential Severance Agreement and Release by and between Team, Inc. and Ted W. Owen, dated September 18, 2017
10.2	Letter Agreement for Consulting Services between Team, Inc. and Ted W. Owen, dated September 18, 2017
10.3	Letter Agreement between Team, Inc. and Gary G. Yesavage, dated September 18, 2017
10.4	Letter Agreement Regarding Retention Benefits between Team, Inc. and Jeffrey L. Ott, dated September 18, 2017
10.5	Letter Agreement Regarding Retention Benefits between Team, Inc. and Arthur F. Victorson, dated September 18, 2017
99.1	Team, Inc.’s Press Release issued September 18, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President - Administration,
Chief Legal Officer and Secretary
Dated: September 18, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Confidential Severance Agreement and Release by and between Team, Inc. and Ted W. Owen, dated September 18, 2017
10.2	Letter Agreement for Consulting Services between Team, Inc. and Ted W. Owen, dated September 18, 2017
10.3	Letter Agreement between Team, Inc. and Gary G. Yesavage, dated September 18, 2017
10.4	Letter Agreement Regarding Retention Benefits between Team, Inc. and Jeffrey L. Ott, dated September 18, 2017
10.5	Letter Agreement Regarding Retention Benefits between Team, Inc. and Arthur F. Victorson, dated September 18, 2017
99.1	Team, Inc.’s Press Release issued September 18, 2017